Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 53944VAA7
Quarterly Report from Adviser for the Quarter Ending  12/31/2013

PROCEDURES PURSUANT TO RULE 10f-3*

                                          Securities Purchased

(1)     Name of Underwriters            (GS) GOLDMAN, SACHS & CO.
                                        J.P. MORGAN SECURITIES LLC
                                        LLOYDS TSB BANK PLC
                                        MORGAN STANLEY & CO. LLC
                                        UBS SECURITIES LLC


(2)     Name of Issuer               LLOYDS BANK PLC

(3)     Title of Security      LLOYDS BANKING GROUP PLC 2.3% 27 NOV 2018


(4)     Date of Prospectus or First Offering            11/20/13

(5)     Amount of Total Offering **                     1,000,000,000

(6)     Unit Price  (Local Currency)                    99.840

(7)     Underwriting Spread or Commission               0.3500

(8)     Rating                                       SP:A/ MD:A2/ FT:A

(9)     Maturity Date                                11/27/18

(10)     Current Yield                               2.3037%

(11)     Yield to Maturity                           2.3%

(12)     Subordination Features                      Sr Unsecured




*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which"
" Goldman, Sachs & Co. ("Goldman Sachs") or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of US 1940 Act Fund.

  **The amount of the total offering for equity transactions is shown in shares, the amount of the total offering for debt trasactions is shown in dollars.

Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 53944VAA7
Quarterly Report from Adviser for the Quarter Ending  12/31/2013

PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13)     Nature of Political Entity, if any,                     N/A
         including, in the case of revenue bonds, underlying entity supplying the revenue

(14)     Total Par Value of Securities Purchased***            275,000.00


(15)     Dollar Amount of Purchases ($)                       $274,560.00

(16)     Number of Securities Purchased                        275,000.00

(17)     Years of Continuous Operation                   At least 3
(excluding municipal securities; see (25)(d) below)      years of
                                                         Operation

(18)     % of Offering Purchased by Fund                 0.0275%

(19)     % of Offering Purchased by                      3.5725%
     all other GSAM-managed Portfolios and Accounts

(20)     Sum of (18) and (19)****                        3.6000%

(21)     % of Fund's Total Assets applied                0.1376%
     to Purchase

(22)     Name(s) of Underwriter(s) or            MORGAN STANLEY
     Dealer(s) from whom Purchased              & CO. LLC


(23)     Is the Adviser, any Subadviser or any
         person of which the Adviser or Subadviser
         is an "affiliated person", a Manager or Co-Manager
        of the Offering?                              Yes_x__     No____

(24)     Were Purchases Designated as Group
        Sales or otherwise allocated to
        the Adviser, any Subadviser or any person
        of which the Adviser or Subadviser is an
       "affiliated person"?                           Yes____     No_x__



*** For equity securities, the figure shown represents the number of shares purchased.

  ****May not exceed, when added to purchases of other investment companies advised by Goldman Sachs Asset Management, L.P. ("GSAM") or Goldman Sachs Asset Management International ("GSAMI"), and any other purchases by other accounts with respect to which GSAM or GSAMI has investment discretion if it exercised such investment discretion with respect to the purchase, 25% of the principal amount of the class of securities being offered, except that in the case of an Eligible Rule 144A Offering this percentage may not exceed 25% of the total of (A) the principal amount of the class of securities being offered that is sold by underwriters or members of the selling syndicate to Qualified Institutional Buyers ("QIBs") plus (B) the principal amount of the class of securities being offered in any concurrent offering.




Guidestone Funds: Medium Duration Bond Fund
( 604094 )
CUSIP: 53944VAA7
Quarterly Report from Adviser for the Quarter Ending  12/31/2013



PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(25)     Have the following conditions been satisfied:

     (a) The securities were: (i) part of an issue
     registered under the Securities Act of 1933, "
     as amended,  which is being offered to the public; "
    (ii) U.S. government securities, as defined "
     in Section 2(a)(16) of the Securities Exchange Act
     of 1934, as amended (the""Exchange Act""); "
    (iii) Eligible Municipal Securities; (iv) securities sold
     in an Eligible Foreign Offering; or (v) were securities
     sold in an Eligible Rule 144A Offering?         Yes_x__     No____



     (b) The securities were purchased prior to the end of
     the first day on which any sales to the public
     were made, at a price that was not more than
     the price paid by each other purchaser of securities
     in that offering or in any concurrent offering of
     the securities(except, in the case of an Eligible
     Foreign Offering, for any rights to purchase
     required by law to be granted to existing security
     holders of the issue) or, if a rights offering,
     the securities were purchased on or before the
     fourth day preceding the day on which the
     rights offering terminated.                   Yes_x__     No____



     (c) The underwriting was a firm commitment
     underwriting?                               Yes_x__     No____



     (d) With respect to any issue of securities
     other than Eligible Municipal Securities,
     was the issuer of such secutrities to be
     purchased in continuous operation for not
     less than three years, including the operation "
     of any predecessors; or with respect to any
     issue of Eligible Municipal Securities to
     be purchased, were the securities sufficiently "
     liquid that they could be sold at or near
     their carrying value within a reasonably
     short period of time and either: (i) were
     subject to no greater than moderate credit
     risk; or (ii) if the issuer of the municipal
     securities, or the entity supplying the revenues "
     from which the issue is to be paid, had been in "
     continuous operation for less than three years
    (including the operation of any predecessors)
    the securities were subject to a minimal
    or low amount of credit risk?         Yes____     No____     N/A_x__